                                                                    EXHIBIT 10.9

                       Portal Confidential & Proprietary.

                          BUSINESS ALLIANCE AGREEMENT


1    Parties

1.1 This Business Alliance Agreement ("Agreement") is made this [day] day of [month], 1999 ("Effective Date") by and between Portal Software, Inc., a California corporation with its principal place of business located at 20883 Stevens Creek Boulevard, Suite 200, Cupertino, California 95014 ("Portal") and [company name], a(n) [state] with its principal place of business located at [address] ("Alliance Member").

2    Definitions

2.1  Affiliate

"Affiliate" means an entity controlled by a party, where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

2.2  Application Solution

"Application Solution" means the Licensed Software plus any software, hardware and services provided by the Alliance Member to an End User. In any event, Alliance Member shall include, at a minimum: management consulting, project management, and systems integration services; custom software application development for Licensed Software implementation; application integration with other application software packages and training services in connection with the Application Solution.

2.3  Designated Equipment

"Designated Equipment" means (i) Portal certified Intel processor based computer systems running Microsoft Windows NT or Microsoft Windows 95 operating systems (or any successor operating system); (ii) Sun Microsystems SPARC processor based systems running Solaris Operating System; or (iii) Hewlett Packard systems running HP-UX Operating System.

2.4  End User

"End User" means a third party entity which licenses the Licensed Software from Alliance Member.

2.5  Licensed Software

"Licensed Software" means (i) the software products designated on Schedule A hereto provided to Licensee by Portal in executable form (but not the source code), (ii) related program documentation ("Documentation"), (iii) updates, modifications, maintenance releases, bug fixes or work-arounds provided by Portal, and (iv) any source code or object code which Portal provides in its sole discretion.

2.6  Term

The "Term" of this Agreement shall be two (2) years from the Effective Date.

2.7  Territory

"Territory" means the countries and/or geographical regions designated on Schedule A.

3    Grant of License Rights

3.1  Development License

Subject to all the terms of this Agreement and payment of all fees, Portal grants Alliance Member a non-transferable, non-exclusive, license to use the Licensed Software on the Designated Equipment at the Designated Development Sites set forth on Schedule A, to test and develop applications, in a non-production environment, only for the purpose of interfacing the Licensed Software with the Alliance Member's Application Solution.

3.2  Demonstration License

Alliance Member may use up to five (5) copies of the Licensed Software for demonstration purposes on its premises or that of a prospective End User ("Prospect") provided all copies are removed by Alliance Member from the Prospect's site on the same day such copy was installed.

3.3  Evaluation License

Alliance Member may install copies of the Licensed Software at a Prospect's site on a trial basis and for evaluation purposes provided (i) the Prospect has signed an Evaluation License Agreement containing at a minimum the terms and conditions set forth on Schedule B, and (ii) all such copies are removed by Alliance Member upon completion of the evaluation period or 30 days from such delivery, whichever occurs first. Any evaluation copy of the Licensed Software not removed or returned to the Alliance Member at the end of such period is deemed to be licensed and license fees with respect thereto shall be due to Portal. Alliance Member shall keep and maintain accurate records with respect to any and all Evaluation Licenses granted and will provide Portal with a copy of each such Evaluation License promptly upon execution. At no time will Alliance Member be permitted to simultaneously issue more than five (5) copies of the Evaluation Licenses without having obtained the prior written consent of Portal.

3.4  Distribution License.

Subject to the terms of this Agreement, Portal grants to Alliance Member a nonexclusive, nontransferable, license to distribute the Licensed Software to its End Users in the Territory. Prior to the delivery of any Licensed Software to an End User, Alliance Member and End User shall execute a license agreement for the Licensed Software ("End User Agreement") that contains at a minimum the terms and conditions set forth in Schedule B. Alliance Member shall maintain complete and accurate records regarding all End Users and End User Agreements and shall promptly deliver any such End User Agreement upon the request of Portal. If Alliance Member learns of any breach of the terms set forth in Schedule B, it will take prompt, commercially reasonable corrective action at its expense to remedy the breach and/or obtain all other appropriate relief and will immediately notify Portal in writing of the breach and corrective action taken. The execution of these duties by Alliance Member shall not preclude Portal from also taking corrective action. In addition, if a breach of the terms set forth in Schedule B occurs that in Portal's opinion, results in irreparable harm to Portal and/or its third party licensees, unless injunctive or other equitable relief is entered into to restrain the violation, Alliance Member shall use its best efforts to obtain such equitable relief as promptly as possible. If Portal determines that Alliance Member is not adequately pursuing such relief, Portal may require that Alliance Member assign to Portal its rights under Alliance Member's license with the End User to permit Portal to seek such equitable relief. Alliance Member will reimburse Portal for all costs and expenses incurred in pursuing such relief, including reasonable attorneys' fees. Alliance Member shall be liable in all respects for any breach by its End Users of the terms set forth in Schedule B. Alliance Member's foregoing obligations to enforce the End User Agreements as necessary to protect the interest of Portal and its third party licensors shall survive expiration or termination of this Agreement.

3.5  Affiliates.

Alliance Member may assign the licenses granted above to its Affiliates (for so long as they remain Affiliates), provided that all such Affiliates become bound in writing (for Portal's benefit) to Alliance Member's obligations under this Agreement, that Alliance Member assumes full responsibility for compliance by such Affiliates with such obligations and that all payments and reports from Affiliates will be made through Alliance Member together with Alliance Member's payments and reports.

4    License Restrictions

4.1  No Reverse Engineering

Alliance Member agrees that it will not (and will not permit others to) reverse compile or disassemble object code versions of the Licensed Software or otherwise create, or attempt to create or



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                       Portal Confidential & Proprietary.

permit, allow or assist others to create the source code of the Licensed
Software.

4.2    Copies

All copies of the Licensed Software or its related documentation must reproduce copyright notices, restrictive rights legends, proprietary notices and other notices as contained in the Licensed Software in whole or in part for any use or purpose, other than as provided herein.

5      Ownership of Licensed Software.

5.1 The Licensed Software (including such portions as are incorporated in the Application Solution) and any Documentation provided by Portal are and shall remain at all time the property of Portal. Alliance Member shall be permitted to create applications ("Infranet Applications") in order to obtain interoperability with the Licensed Software using any code provided by Portal for development of the Application Solution including, but not limited to, the policy facilities modules source code and/or application programming interfaces provided by Portal in its sole discretion.

5.2 Alliance Member hereby grants Portal a worldwide, non-exclusive, sublicensable license to use, modify, sell, distribute, create derivative works of and otherwise exploit the Infranet Applications developed by Alliance Member.

6      Training and Technical Support

6.1    Training and Technical Assistance

Portal will provide technical training classes at current training rates comparable to those provided to other Licensed Software Alliance Members, at Portal's premises at such dates as are mutually acceptable to both parties or, at a location and at a time to be mutually agreed upon by the parties. Portal will also provide Alliance Member with Silver Level Support Services during Portal's normal business hours (8:00 AM to 5:00 PM, PST, Monday through Friday, excluding holidays) for its internal development license. Portal's Technical Support Guidelines, Policies and Procedures are set forth at Portal's website at www.portal.com ("Support Terms"). Portal reserves the right to modify its
--------------
technical support policies and procedures at any time upon thirty (30) days notice.

6.2    End User Support

Unless otherwise agreed in writing, Alliance Member shall be responsible for all End User technical assistance and support services, including without limitation any and all installation, maintenance, testing, management, and control of the end user's use of the Application Solution, including the Licensed Software, including any Evaluation Licenses thereof. Alliance Member shall provide each end user with sufficient documentation to enable the end user to install and use the Licensed Software in accordance with the Documentation and sufficient to allow support of the Licensed Software. Portal may, if requested by Alliance Member, provide backup support from its Cupertino headquarters during Portal's normal hours of operation for the fee set forth on Schedule A. Alliance Member's first level support obligations are set forth on Schedule D.

7      Fees and Taxes.

7.1    License Fees

Alliance Member shall pay all license fees in accordance with the terms set forth in Schedule A.

7.2    Referral Fees

In those instances where Alliance Member actively pursues and is instrumental in a customer's decision to license the Licensed Software from Portal directly, Portal will pay Alliance Member a referral fee in accordance with the guidelines set forth in Schedule A.

7.3    Payment Terms

Alliance Member shall pay to Portal all fees due hereunder in US dollars. Monthly interest at the rate of 1.5%, or if lower, the maximum rate allowed by law, shall be charged on any amounts due over thirty (30) days. All charges are exclusive of all taxes, duties, including customs duties, and similar charges.

7.4    Taxes

Partner agrees to pay or reimburse Portal for all federal, state, dominion, provincial or local sales, use, personal property, payroll, excise or other taxes, fees or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of Portal). If any tax is payable by the Alliance Member under this clause, then the Alliance Member shall provide evidence of payment to Portal and Portal shall use all reasonable efforts to obtain credit, rebate, or benefit for that amount against its own tax, and if it receives such credit, rebate, or benefit it shall refund to the Alliance Member an amount equal to the lesser of the amount paid by the Alliance Member and the credit, rebate, or benefit obtained by Portal.

8      Confidential Information

8.1.1 Both parties agree that all code, inventions, know-how and ideas it obtains from the other and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party and its licensors ("Proprietary Information"). Except as expressly and unambiguously allowed herein, both parties will hold in confidence and not use or disclose any Proprietary Information except to its employees and consultants with a "need to know" and who are similarly bound by confidentiality obligations. The parties' nondisclosure obligation shall not apply to information that:

(a) is at the time of disclosure generally known by or available to the public or became so known or available thereafter through no fault of the receiving party; or

(b) is legally known to the receiving party at the time of disclosure without any obligation of confidentiality; or

(c)  is furnished by the disclosing party to third parties without restriction;
     or

(d) is furnished to the either party without any obligation of confidentiality by a third party who legally obtained said information and the right to disclose it; or

(e) is developed independently by either party's employees who had no access to such Proprietary Information where the party can document such independent development.

8.1.2 Due to the unique and proprietary nature of the Confidential Information, it is understood and agreed that each party's remedies at law for a breach by the other of its obligations under this Section will be inadequate and that such party shall, in the event of any such breach, be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance) in addition to any other remedies under this Agreement or available at law.

9      Termination

9.1.1  This Agreement will terminate:

(a)  automatically upon the natural expiration of the Term;

(b) thirty (30) days (ten (10) in the case of non-payment and immediately in the case of a breach of Section 4 or 8) after notice from one party of any breach by the other party remaining uncured at the end of such notice period; or

(c) immediately upon the commencement of any bankruptcy proceeding (or other insolvency proceeding) of Alliance Member, or the dissolution of Alliance Member. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

9.1.2 Upon termination of this Agreement, Alliance Member shall immediately pay to Portal all fees then due to Portal, all licenses to the Licensed Software shall immediately cease, and the parties shall mutually agree upon arrangements for continued support of end users. Sections 4.1, 4.2, 5.2, 8, 13, 15, 16 and 19 (including all subsections of Section 9) of this Agreement shall survive any termination or expiration of this Agreement.

10     Marketing Requirements

Alliance Member shall exercise its best efforts in all respects to advertise, promote and market, in all parts of the Territory, the use of the Licensed Software or the Application Solution and shall



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                       Portal Confidential & Proprietary.

protect the good name and reputation of Portal and its Licensed Software. Alliance Member shall act in accordance with Portal's then current marketing guidelines, a current copy of which is set forth in Schedule C.

11   Proprietary Rights and Trademarks

11.1 Alliance Member shall use Portal's then-current names, marks, logos, and other identifiers for the Licensed Software ("Trademarks") on or in connection with the Licensed Software, packaging for the Application Bundle, and Alliance Member's advertising for the Application Bundle, provided that Alliance Member shall:

(a) only use Trademarks in the form and manner, and in accordance with the quality standards, that Portal prescribes (and which it may change from time to time);

(b) at Portal's request, submit samples of Application Solution, packaging, advertising, and Licensed Software to Portal for approval; and

(c) upon termination of this Agreement for any reason, immediately cease all use of the Trademarks.

11.2 Alliance Member will not use, register or take other action with respect to any name, logo, trademark, service mark, or other identifier used anywhere in the world by Portal, except to the extent authorized in writing by Portal in advance.

12  Accounting Reports and Audit Rights

Alliance Member shall maintain accurate records regarding each end user including without limitation, the names of the Licensed Software components sublicensed and/or in use, the applicable version number(s), the dates of delivery and installation, and the full legal name and address of each end user, the number of copies of the Licensed Software provided and the make, model and serial number of the machine on which the Licensed Software and/or the Application Solution are installed. Within ten (10) days after the end of each calendar month, Alliance Member shall provide Portal a written report containing the information set forth above plus similar information regarding all copies of the Licensed Software installed for evaluation purposes at an End User's or Prospect's site; all copies of the Licensed Software under maintenance contracts; all copies of the Licensed Software otherwise provided by Alliance Member to end users (as expressly permitted under any Attachment to this Agreement). Alliance Member shall remit to Portal all fees due to Portal as reflected in such report. Portal may, with reasonable notice and at Portal's expense, audit Alliance Member's records and inspect Alliance Member's facilities to verify Alliance Member's compliance with the provisions of this Agreement. If an audit indicates an underpayment of five percent (5%) or more of any amounts due hereunder, Alliance Member shall promptly pay the deficiency and reimburse Portal for the cost of the audit.

13   Indemnification

13.1 Portal shall hold Alliance Member harmless from liability to third parties resulting from infringement by the Licensed Software of any United States patent or any copyright or misappropriation of any trade secret. Portal shall have no liability unless Alliance Member:

(a)  promptly notifies Portal of the claim,

(b) gives Portal full authority, information and assistance to defend the claim, and

(c) gives Portal sole control of the defense of the claim. Portal will not be responsible for any settlement it does not approve in writing.

13.2 The foregoing obligations do not apply with respect to Licensed Software or portions or components thereof:

(a)  not supplied by Portal,

(b)  made in whole or in part in accordance to Alliance Member specifications,

(c)  that are modified after delivery by Portal,

(d) combined with other products, processes or materials where the alleged infringement relates to such combination,

(e) where Alliance Member continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or

(f) where Alliance Member's use of such Licensed Software is not strictly in accordance with this Agreement.

13.3 In the event that Licensed Software is held or is believed by Portal to infringe, Portal shall have the option, at its expense, to:

(a)  modify the Licensed Software to be non-infringing,

(b) obtain for Alliance Member a license to continue using the Licensed Software, or

(c) terminate this Agreement or licenses granted hereunder with respect to the infringing Licensed Software and refund to Alliance Member the fees paid to Portal for the infringing License Software under this Agreement depreciated on a straight-line basis over a three (3) year period.

13.4 The foregoing states Portal's entire liability and Alliance Member's exclusive remedies for a breach of its indemnification obligations under Section 13.

13.5 Alliance Member shall hold Portal harmless from liability to third parties resulting from infringement by an Application Solution (that is not covered by Portal's indemnification obligations as set forth above) of any patent, copyright or misappropriation of any trade secret. Alliance Member shall have no liability under this Section 13.5 unless Portal:

(a)  promptly notifies Alliance Member of the claim,

(b) gives Alliance Member full authority, information and assistance to defend the claim, and

(c) gives Alliance Member sole control of the defense of the claim. Alliance Member will not be responsible for any settlement it does not approve in writing.

13.6 The foregoing states Alliance Member's entire liability and Portal's exclusive remedies for a breach of Alliance Member's indemnification obligations under this Section 13.

14   Warranties

14.1 Portal warrants to Alliance Member and Alliance Member only that it is the licensee or exclusive owner of the Licensed Software, and that it has the right to sell, license or sublicense Licensed Software and grant to Alliance Member the rights granted under this Agreement. If the Licensed Software does not perform as warranted in this Section 14.1, Portal shall undertake at its own expense to correct the non-conforming part of the Licensed Software. If correction is not reasonably possible or commercially practicable, Alliance Member may terminate the license(s) with respect to the non-conforming Licensed Software and upon receiving written confirmation from Alliance Member that all copies of the non-conforming Licensed Software and all related product documentation have been returned to Portal or destroyed, Portal shall refund the monies paid by Alliance Member for the non-conforming Licensed Software. The foregoing states Portal's entire liability and Alliance Member's sole remedies against Portal for failure of the Licensed Software to perform as warranted in this Section 14.1.

14.2 Portal warrants to Alliance Member and Alliance Member only that to the best of its knowledge the Licensed Software is free and clear of any lien, encumbrance or written claim of any third party. If the Licensed Software does not perform as warranted in this Section 14.2, Portal shall undertake at its own expense to correct the non-conforming part of the Licensed Software. If correction is not reasonably possible or commercially practicable, Alliance Member may terminate the license(s) with respect to the non-conforming Licensed Software and upon receiving written confirmation from Alliance Member that all copies of the non-conforming Licensed Software and all related product documentation have been returned to Portal or destroyed, Portal shall refund the monies paid by Alliance Member for the non-conforming Licensed Software. The foregoing states Portal's entire liability and Alliance Member's sole remedies against Portal for failure of the Licensed Software to perform as warranted in this Section 14.2.

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                       Portal Confidential & Proprietary.

14.3 Portal warrants to Alliance Member and Alliance Member only that the Licensed Software will perform in substantial accordance with the Documentation for a period of ninety (90) days from the Effective Date. If the Licensed Software does not perform as warranted in this Section 14.3, Portal shall undertake at its own expense to correct the non-conforming part of the Licensed Software. If correction is not reasonably possible or commercially practicable, Alliance Member may terminate the license(s) with respect to the non-conforming Licensed Software and upon receiving written confirmation from Alliance Member that all copies of the non-conforming Licensed Software and all related product documentation have been returned to Portal or destroyed, Portal shall refund the monies paid by Alliance Member for the non-conforming Licensed Software. The foregoing states Portal's entire liability and Alliance Member's sole remedies against Portal for failure of the Licensed Software to perform as warranted in this Section 14.3.

14.4 Portal warrants to Alliance Member and Alliance Member only that the Licensed Software is designated to be used prior to, during and after the calendar year 2000 and that it will operate during each such time period without error relating to, or the product of, date data which references different centuries or more than one century ("Year 2000 Compliant"). If the Licensed Software does not perform as warranted in this Section 14.4, Portal shall undertake at its own expense to correct the non-conforming part of the Licensed Software. If correction is not reasonably possible or commercially practicable, Alliance Member may terminate the license(s) with respect to the non-conforming Licensed Software and upon receiving written confirmation from Alliance Member that all copies of the non-conforming Licensed Software and all related product documentation have been returned to Portal or destroyed, Portal shall refund the monies paid by Alliance Member for the non-conforming Licensed Software. The foregoing states Portal's entire liability and Alliance Member's sole remedies against Portal for failure of the Licensed Software to perform as warranted in this Section 14.4. The foregoing warranty shall not apply to the extent that:

(a) the Licensed Software is used or interfaced with other software, data or operating systems which are not Year 2000 Compliant;

(b) the Licensed Software has been modified in a manner not expressly authorized by Portal;

(c) the party claiming relief under the warranty failed to install an upgrade, update, patch or maintenance release which would have made the Licensed Software Year 2000 Compliant within a reasonable time of Portal's having made the upgrade, update, patch or maintenance release available.

14.5 As an accommodation to Alliance Member, Portal may supply Alliance Member with limited production products, or with pre-production releases of Products (which may be labeled "Alpha" or "Beta"). These Products are not suitable for production use. Portal does not warrant Limited Production Products, pre-production releases or computer-based training Products. THESE LIMITED PRODUCTION AND ALPHA/BETA PRODUCTS ARE PROVIDED "AS IS".

15   Warranty Disclaimer

15.1 OTHER THAN EXPRESSLY PROVIDED IN SECTION 14 ABOVE, PORTAL MAKES NO WARRANTIES OR REPRESENTATIONS AS TO ITS PORTAL SOFTWARE OR AS TO ANY SERVICES RENDERED TO ALLIANCE MEMBER OR ANY OTHER PERSON. PORTAL RESERVES THE RIGHT TO CHANGE ITS WARRANTY AND SERVICE POLICIES AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO ALLIANCE MEMBER OR ANY OTHER PERSON. EXCEPT AS SET FORTH ABOVE, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PORTAL DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INTERRUPTION OF USE, AND FREEDOM FROM PROGRAM ERRORS. ALLIANCE MEMBER SHALL BE RESPONSIBLE FOR ALL WARRANTY RETURNS (DIRECT AND INDIRECT) FROM END USERS AND WILL BE ENTITLED TO (AND ONLY TO) CREDIT FOR AMOUNTS PAID TO PORTAL UNDER THIS AGREEMENT. ALLIANCE MEMBER SHALL MAKE NO REPRESENTATION OR WARRANTY CONCERNING THE QUALITY, PERFORMANCE OR OTHER CHARACTERISTICS OF PORTAL SOFTWARE OTHER THAN THOSE WHICH ARE CONSISTENT IN ALL RESPECTS WITH, AND DO NOT EXPAND THE SCOPE OF, THE WARRANTIES IN SECTION 14 ABOVE.

16   Limitation of Liability

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, AND EXCEPT FOR BODILY INJURY, PORTAL SHALL NOT BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR:

(a) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER WITH RESPECT TO THE APPLICABLE PORTAL SOFTWARE PRIOR TO THE CAUSE OF ACTION;

(b) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS;

(c)  FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES;

(d)  FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA; OR

(e)  FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

17   Foreign Law Representation

As a condition of Alliance Member's rights hereunder, Alliance Member warrants and agrees that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects Licensor's Proprietary Rights (or the duration thereof) under, or will require any termination payment or compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity located within or including all or a portion of the Territory.

18   Export

Alliance Member shall comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of the United States or foreign agency or authority. Alliance Member will not export, or allow the export or re-export of the Licensed Software or Application Solution in violation of any such laws, restrictions or regulations. Alliance Member shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of the Licensed Software or Application Solution to any location so as to be in compliance with all applicable laws and regulations.

19   Miscellaneous

19.1 Neither the Agreement or the licenses granted hereunder are assignable or transferable by Alliance Member without the prior written consent of Portal; any attempt to do so shall be void. Portal may assign this Agreement in whole or in part.

19.2 Alliance Member agrees that it is an independent contractor and that this Agreement and relations between Portal and Alliance Member hereby established do not constitute a, joint venture, agency or contract of employment between them, or any other similar relationship. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other.

19.3 Any notice, report, approval or consent required or permitted hereunder shall be in writing.

19.4 No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. Any waivers or amendments shall be effective only if made in writing.

19.5 If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent


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                       Portal Confidential & Proprietary.

necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

19.6 This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws provisions thereof, and without regard to the United Nations Convention on the International Sale of Goods.

19.7 This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

19.8 The prevailing party in any action to enforce this Agreement will be entitled to recover its attorney's fees and costs in connection with such action.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals by an officer duly authorized as of the date first above written.

[Company Name]
("Alliance Member")

By:__________________________________________________________

(print or type):_____________________________________________

Title:_______________________________________________________

Date:________________________________________________________


Portal Software, Inc.

By:__________________________________________________________

(print or type):_____________________________________________

Title:_______________________________________________________

Date:________________________________________________________

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                       Portal Confidential & Proprietary.

                                   SCHEDULE A

1      Licensed Software

The following Licensed Software products and their associated online documentation will be provided:

       [_] Infranet(R) (includes Infranet Server, Infranet Developer, Infranet
           Administrator, Infranet Payment Tool, Infranet Pricing Tool, Policy Configuration Tool, Invoice Designer Tool);

       [_] Infranet Terminal Server Manager;

       [_] Infranet Mail Server Manager;

       [_] MCIS Manager;

       [_] Netscape(R) SuiteSpot(TM) Manager;

       [_] Infranet IPT;

       [_] Infranet IPT (manager only)

       [_] Infranet Netflow Manager

       [_] Other:

       [_] Other:

2      Operating System/Hardware Platform

       [_] Solaris-Unix

       [_] HP-Unix

       [_] Windows NT

3      Territory:

4      Designated Installation Sites

       Development Site #1:

       Development Site #2:

       Development Site #3:

       Development Site #4:

       Development Site #5:


       Demonstration Site #1:

       Demonstration Site #2:

       Demonstration Site #3:

       Demonstration Site #4:

       Demonstration Site #5:

       Primary Backup Site:

5      License and Support Fees

5.1    License Fees

For each copy of the Licensed Software distributed to an End User, Alliance Member will pay Portal Portal's current list price for such Licensed Software
less a discount of            .  After Alliance Member has paid Portal for
five (5) End User licenses, this discount shall be increased to              .

5.2  Update Support Service Fees

Portal will provide update support services with respect to a particular End User provided Alliance Member pays Portal an annual fee equal to of the amount paid in license fees with respect to that End User within thirty (30) days after the Effective Date of the End User Agreement and on each anniversary thereafter.

5.3  Maintenance Support Service Fees

Portal will provide backup technical support services with respect to a particular End User in accordance with Schedule D provided Alliance Member pays
Portal an annual fee equal to                   of the license fees paid to
Portal with respect to that End User within thirty (30) days after the Effective Date of the End User Agreement and on each anniversary thereafter.

5.4  Non-compensated services

Unless otherwise agreed by the parties in writing, Alliance Member will not be compensated for consulting services provided by Portal or for any upgrades or additions to the licensed subscriber base occurring:

(a) more than one year after the Effective Date of the applicable End User Agreement, or

(b) after Alliance Member has ceased providing First Level Technical Support Services to the End User, whichever shall be later.

5.5  Portal's Price Lists

Portal maintains separate list price schedules for Domestic U.S. licenses and International licenses of the Licensed Software and services. Portal may modify its list price schedules from time to time. Portal will use reasonable commercial efforts to provide Alliance Member with at least sixty (60) days notice prior to any increase in the list price schedules. Any Licensed Software distributed after the sixty (60) day notice period shall be subject to the changed price.

Business Alliance Agreement                                         Page 6 of 12

                       Portal Confidential & Proprietary.

6      Referral Fees

6.1    Lead Notice

Alliance Member may identify a potential business opportunity in the Territory and may request the assistance of Portal in pursuing the opportunity by completing a Customer Lead Notice in the form attached as Schedule A-1.

6.2    Qualified Project

6.2.1 Within fifteen (15) days after receipt of a Customer Lead Notice, the parties will schedule a meeting to discuss the project identified therein, further define each party's respective sales and marketing responsibilities, establish rules of engagement and determine Alliance Members Compensation (as defined in Section 6.3 below). Execution of a Customer Lead Notice by Portal shall be entirely in Portal's discretion. Upon execution by Portal of the amended Customer Lead Notice, the project shall be deemed a "Qualified Project".

6.2.2 Portal shall be under no obligation to consider a Customer Lead Notice if the prospective customer is:

(a)  a current user of Portal's products or

(b) an entity already being solicited by Portal or any of Portal's distributors, dealers, agents or other manufacturing representatives.

6.3    Fees

6.3.1 With respect to each Qualified Project, Alliance Member will be entitled to a fee ("Alliance Member Compensation") as specified in the Customer Lead Notice signed by Portal provided

(a) the potential customer enters into a license agreement with Portal for the Licensed Software within one hundred eighty (180) days from the time the project is deemed a Qualified Project, and

(b) Alliance Member is chosen by end user to be the primary source of professional services for the Qualified Project.

6.3.2  In no event shall the maximum Alliance Member Compensation paid per
Qualified Project exceed                                                 .

6.3.3 The amount of Alliance Member Compensation paid to Alliance Member by Portal under this Section 6.3 will be based solely on the initial license revenues received by Portal under the resulting license agreement and shall not be based in any way on any additional software licensed by Portal to end user, including Updates, or services provided to the end user by Portal. Additionally, Portal may request that Alliance Member agree to a reduction in the amount of the Alliance Member Compensation payable to Alliance Member as a condition to licensing Licensed Software to an end user.

6.4    Payment

Within 30 days after Portal's receipt of payment for the Licensed Software from the end user in connection with a Qualified Project, Portal will pay to Alliance Member the applicable Alliance Member Compensation due in connection therewith. In the event license fees paid by an end user with respect to a particular Qualified Project are refunded by Portal for any reason, Alliance Member will immediately refund to Portal any Alliance Member Compensation paid to it in connection with the license fees refunded, or at Portal's option, Portal may setoff such amounts from any other Alliance Member Compensation due and/or payable.

6.5    Termination of Qualified Project

6.5.1  A Qualified Project may be terminated:

(a) by written agreement of the parties, unilaterally by either party provided such party reasonably determines that a material dispute or claim involving the Qualified Project has arisen,

(b) by Portal if it determines that the end user has inadequate credit or would for any other reason be an inappropriate licensee of the Licensed Software,

(c) by Portal if the end user has, in Portal's opinion, made a commitment to another vendor, or

(d) if Portal does not execute a license agreement with the end user within one hundred eighty (180) days of the project being deemed a Qualified Project.

6.5.2 After a project's status as a Qualified Project has terminated, Alliance Member agrees not to perform any sales or marketing assistance activities on behalf of Portal with respect to that end user.

Business Alliance Agreement                                         Page 7 of 12

                       Portal Confidential & Proprietary.


                                 SCHEDULE A-1
                                  LEAD NOTICE

Prospect's Company Name: ______________________________________________________________________________________

Address:_______________________________________________________________________________________________________

Contact Name:__________________________________________________________________________________________________

Telephone:_____________________________________________________________________________________________________

Fax:___________________________________________________________________________________________________________

E-mail_________________________________________________________________________________________________________

Prospect's Hardware:___________________________________________________________________________________________

Operating System:______________________________________________________________________________________________

Application (intended use of the Licensed Software):___________________________________________________________

Initial Subscriber Limit:______________________________________________________________________________________

Licensed Software components to be licensed:___________________________________________________________________

Portal's List Price for the Licensed Software:_________________________________________________________________

Estimated total project value (including maintenance and consulting services:__________________________________

Installation Site:_____________________________________________________________________________________________

Portal Alliance Member Contact:________________________________________________________________________________

Alliance Member Contacts:______________________________________________________________________________________

Address:_______________________________________________________________________________________________________

Telephone:_____________________________________________________________________________________________________

Fax:___________________________________________________________________________________________________________

E-mail:________________________________________________________________________________________________________

Rate of Alliance Member Compensation:__________________________________________________________________________

Effective Date of Lead Notice:_________________________________________________________________________________

Additional Rules of Engagement:________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________
_______________________________________________________________________________________________________________

Business Alliance Agreement                                         Page 8 of 12

                       Portal Confidential & Proprietary.

Lead Notice offered by:


_________________________________________
(Alliance Member)


_________________________________________
(Authorized Signature)


_________________________________________
(Print Name)


_________________________________________
(Title)


_________________________________________
(Date)


Lead Notice accepted by:
 Portal Software, Inc.


_________________________________________
(Authorized Signature)


_________________________________________
(Print Name)


_________________________________________
(Title)


_________________________________________
(Date)



Business Alliance Agreement                                        Page 9 of 12

                      Portal Confidential & Proprietary.


                                  SCHEDULE B
                 MINIMUM END USER LICENSE TERMS AND CONDITIONS

1    Sublicenses

1.1 Each sublicense agreement between Alliance Member and its End Users pertaining to the Licensed Software shall provide without limitation:

1.2 Sublicensee may use the Licensed Software only in object code form in accordance with the Documentation, at a previously designated production site to support the number of Subscriber's licensed for the Licensed Software;

1.3 Sublicensee may not transfer or duplicate the Licensed Software except for temporary transfer in the event of CPU malfunction and a single backup or archival copy;

1.4 Sublicensee may not sell, lease, license, sublicense, transfer, assign, encumber or otherwise deal with any portion of the Licensed Software or Documentation;

1.5 Sublicensee may not use the Licensed Software to provide data processing services to third parties, commercial timesharing, rental or sharing arrangements, or on a "service bureau" basis or otherwise use or allow others to use the Licensed Software for the benefit of any third party;

1.6 Sublicensee may not use the Licensed Software for any purpose outside of the scope of the authorized use Application (which Application must be approved in writing by Portal), which shall be specifically set forth in the Sublicense Agreement;

1.7 Except to the minimum extent necessary to comply with EC Directive, if applicable, or other applicable legislation, Sublicensee shall not decompile, disassemble, or reverse engineer any portion of the Licensed Software or attempt to discover any source code or underlying ideas or algorithms of any Licensed Software;

1.8  Title to the Licensed Software does not pass to Sublicensee;

1.9 Portal shall not be liable for any damages, whether direct, indirect, incidental or consequential arising from the use of the Licensed Software;

1.10 Sublicensee, at the termination of the Agreement, shall discontinue use of and destroy or return to Portal the Licensed Software, related Licensed Software Documentation and all archival or other copies of the Licensed Software;

1.11 Customer may not publish any results of benchmark test runs on the Licensed Software;

1.12 With respect to Licensed Software for use in the United States, Sublicensee may not transfer the Licensed Software outside of the United States; for Licensed Software licensed for use outside of the United States, Sublicensee shall comply fully with all relevant export laws and regulations of the United States to assure that neither the Licensed Software, nor any direct product thereof, shall be exported, directly or indirectly, in violation of the United States or other applicable law;

1.13 Portal is a third party beneficiary to the Sublicense Agreement;

1.14 The Licensed Software is not specifically developed or licensed for use in any nuclear, aviation, mass transit, or medical application or in any other inherently dangerous applications. Portal shall not be liable for any claims for damages arising from such use if the Sublicensee uses the Licensed Software for such applications. Sublicensee agrees to indemnify and hold Portal harmless from any claims for losses, costs, damages or liability arising out of or in connection with the use of the Licensed Software in such applications.

1.15 Sublicensee shall not use any Licensed Software, or allow the transfer, transmission, export, or re-export of any Licensed Software or portion thereof in violation of any export control laws or regulations administered by the U.S. Commerce Department, OFAC, or any other government agency. All the limitations and restrictions on the Licensed Software in this Agreement also apply to the Documentation.

1.16 Unless otherwise approved by Portal in writing, Subscribers shall be counted as follows: "Subscriber" means an individual customer record account object ("Customer Record") in each database used in connection with the Licensed Software ("Licensed Software Database"). The total number of Subscribers is exactly equal to the number of Customer Records in the Licensed Software database.

2    Evaluation Licenses

Each Evaluation License Agreement for the Licensed Software between Alliance Member and its End Users shall contain all of the provisions set forth above for Sublicenses plus will further provide:

2.1  The beginning and ending dates of the Licensed Software evaluation period;

2.2 All copies of the Portal software will be removed or destroyed upon completion of the evaluation period;

2.3 Any evaluation copy of the Licensed Software not removed or returned to the Alliance Member at the end of such period shall be deemed to be licensed and license fees with respect thereto shall be due.


Business Alliance Agreement                                        Page 10 of 12

                       Portal Confidential & Proprietary.

                                  SCHEDULE C
                        MINIMUM MARKETING REQUIREMENTS

Alliance Member commits to use its best commercial efforts to market and promote the Licensed Software throughout the Territory. In furtherance of this objective, Alliance Member agrees to undertake, without limitation, the following actions:

 .    Will establish a Portal Competency and Demonstration Center in two (2)
     cities (locations to be determined) within six (6) months of the Effective Date;

 .    Will provide sales and technically knowledgeable employees to display and demonstrate the Licensed Software at no less than two (2) major trade shows within one year of the Effective Date hereof;

 .    Once per year at least five (5) of Alliance Member's staff will attend
     Portal's standard Basic and Advanced Infranet training course in Cupertino California. Alliance Member will pay for such training at Portal's standard rates with a twenty five percent (25%) discount;

 .    Will designate a primary Alliance Manager for all global account issues.
     The current contacts are:

     For Portal:                           For Alliance Member:

     ________________________________      ________________________________
     (Name & Title)                        (Name & Title)

     20883 Stevens Creek Boulevard         ________________________________
     Cupertino, California, 95014 USA      ________________________________

     Telephone:______________________      Telephone:______________________

     Fax:____________________________      Fax:____________________________

     Email:__________________________      E-mail:_________________________

 .    Alliance Member designates the following person as the single point of contact for Licensed Software technical support:

     Name/Title:_____________________      Address:________________________

     Phone Number:___________________      ________________________________

     Email:__________________________      ________________________________

 .    Alliance Member designates the following person as the backup point of contact for Licensed Software technical support:

     Name/Title:_____________________      Address:________________________

     Phone Number:___________________      ________________________________

     Email:__________________________      ________________________________

 .    Will dedicate at least three (3) sales and technical personnel to the
     Alliance activities in the Territory within six (6) months of the Effective Date;

 .    Will be responsible for its own cost of sales;

 .    Will develop collateral materials that support the Application Solution within six (6) months of the Effective Date;

 .    Will develop a joint marketing and sales activity plan mutually acceptable to both parties;

 .    Will issue a joint press release (mutually acceptable to both parties)
     announcing the Portal relationship within sixty (60) days of the Effective Date;

 .    Will issue joint press releases announcing business wins that is mutually acceptable to both parties;

 .    Will add a Portal URL pointer in the Alliance or Alliance Member section of its external web site within six (6) months of the Effective Date.


Business Alliance Agreement                                              Page 11

                       Portal Confidential & Proprietary.

                                  SCHEDULE D
               ALLIANCE MEMBER'S FIRST LEVEL SUPPORT OBLIGATIONS

1      Alliance Member's Technical Support Team

1.1 As a precondition to being deemed authorized to provide First Level Support to End Users, Alliance Member agrees to establish a dedicated Licensed Software Technical Support Team ("Technical Support Team") which shall be comprised of the following personnel:

1.2    First Level Support Engineers

1.2.1 Alliance Member agrees to train and maintain at least two (2) Licensed Software First Level Support Engineers at all times during the term of this Agreement and during the term of any other Portal-related agreement, including without limitation any sublicense of the Licensed Software, whereby Alliance Member has undertaken the obligation to provide First Level Support.

1.2.2 Alliance Member agrees to take all reasonable steps to ensure that the First Level Engineers will be trained on Infranet and related support services and installed within sixty (60) of the Effective Date of this Agreement.

1.2.3 Each First Level Support Engineer must be Portal Certified before he/she will be deemed qualified to be installed to provide First Level Support. "Portal Certified" means that the First Level Support Engineer will have been issued the Portal Certificate of Competency which is awarded to candidates who have successfully completed Beginning and Advanced Infranet Developer Training and any other classes made available by Portal. All First Level Support Engineers will be required to maintain their Portal Certified status by complying with Portal's standard continuing education requirements, including without limitation, attending Portal's Product Update classes at least once per year.

2      Alliance Member's First Level Support Commitments

2.1 In fulfillment of its First Level Support obligations Alliance Member's Technical Support Team will, without limitation;

2.2 Use its best efforts to adequately and efficiently respond to and successfully resolve End User technical problems;

2.3 Alliance Member's Technical Support Team will obtain all necessary information regarding an End User's configuration, log files, screen dumps, and any other additional data required to troubleshoot and/or reproduce a reported problem. Research the Program Documentation, including the Portal knowledge base, FAQ's database and "White Papers" in order to gain a more thorough understanding of the Licensed Software and in the course of troubleshooting and resolving reported problems;

2.4 Compile a full description of a reported problem, including its initial diagnosis before seeking backup support from Portal;

2.5 Initiate appropriate problem escalation procedures as set forth in Portal's standard Gold and Silver level support guidelines, policies and procedures;

2.6 Promptly report identified bugs to Portal, provide detailed instructions on how to reproduce such bugs and will cooperate with Portal, including obtaining and/or supply such information as may be reasonably necessary in order to debug such bugs;

2.7 Report all End User requested product enhancements so that Portal may determine the appropriateness of incorporating such enhancements into future product releases;

2.8 Provide technical assistance to End Users via email, the internet through an established web page or by telephone during Alliance Member's normal business hours (8:00 AM to 5:00 PM Monday through Friday);

2.9    Will provide End Users with 7x24 support packages;

2.10 Will designate one senior level First Level Support Engineer who will serve as the primary support liaison with Portal and one backup First Level Support Engineer;

2.11 Upon request, Alliance Member will provide Portal with monthly management reports which shall include for the preceding calendar month, among other things: the number of support-related calls received, the initial response times for such calls, the initial diagnosis, the ultimate diagnosis, the level of severity ascribed, the total time elapsed from when the initial End User report of the problem was received until the problem was cured and a description of how the cure was effected;

2.12 Will promptly inform its End Users of newly released patched and maintenance upgrades.

3      Portal's Backup Support Commitments:

3.1 Portal will provide a designated support staff to provide backup support and address escalated issues;

3.2 Portal will provide support for escalated issues on the base Infranet product between our normal business hours (8:00 AM to 5:00 PM Monday through Friday) in connection with Silver Level Support End User accounts and 7x24 in connection with Gold Level End User accounts;

3.3 Portal will provide fixes or patches and status for serious bugs in base Infranet product as set forth in the Support Terms;

3.4 Portal will make available a listing of problems, fixes, workarounds and/or updates that it makes generally available;

3.5 In the event Portal makes future modifications to the Support Terms, Portal will provide Alliance Member with reasonable prior written notice of such modifications.


Business Alliance Agreement                                              Page 12